As filed with the Securities and Exchange Commission on November 8, 1995
--------------------------------------------------------------------------------
                                                  Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 SUDBURY, INC.
            (Exact name of registrant as specified in its charter)

Delaware                                                        34-154692
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                            30100 Chagrin Boulevard
                                   Suite 203
                              Cleveland, OH  44124
             (Address of registrant's principal executive offices)
                      SUDBURY, INC. 1995 STOCK OPTION PLAN
                            (Full title of the Plan)

                                 Mary C. Farrar
                              Corporate Secretary
                            30100 Chagrin Boulevard
                                   Suite 203
                              Cleveland, OH  44124
                    (Name and address of agent for service)
                            (216) 464-7026 Ext. 129
          (Telephone Number, including area code of agent for service)

                       CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum        Proposed Maximum      Amount of
 Title of Securities       Amount to Be           Offering Price Per      Aggregate Offering    Registration
 to Be Registered          Registered             Share (1)               Price (1)             Fee (1)
 ----------------          ----------             ---------               ---------             -------
 Common Stock, par         1,000,000 shares       $8.425                   $8,425,000           $2,905.17
 value $.01 per share
----------------------------------------------------------------------------------------------------------------------------------

(1)Estimated solely for the purpose of calculating the registration fee. The price per share and aggregate offering price are based upon (a) the average exercise price per share of options previously granted under the Sudbury, Inc. 1995 Stock Option Plan and (b) the average of the high and low sale prices on November 3, 1995 of the Company's Common Stock, as reported by the NASDAQ National Market System with respect to all other shares of Common Stock.



Page 1 of __ Pages.  Exhibit Index located at Page 8.

                                  INTRODUCTION

         This Registration Statement relates to shares of Common Stock of Sudbury, Inc., a Delaware Corporation, (the "Company") authorized for issuance under the Company's 1995 Stock Option Plan (the "Plan") and consists of those items required by the General Instructions to Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) the Prospectus is not filed as part of this Registration Statement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

         The following documents filed or to be filed by Sudbury, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference.

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995. File No. 1-10023.

                 (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1995. File No. 1-10023.

                 (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, ("Exchange Act") on September 11, 1992. File No. 1-10023.

                 (d) All documents subsequently filed by the Company with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities registered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4. Description of Securities.

                 Not applicable.

         Item 5. Interests of Named Experts and Counsel.

                 Not applicable.

         Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 102(b) (7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The first paragraph of Article Seventh of the Company's Certificate of Incorporation provides for such limitation of liability.

         The Company maintains directors' and officers' insurance and has entered into Indemnification Agreements with each of its directors and executive officers.

         Additionally Article IV of the Company's By-laws provides as follows:

         Each person who is made a party to any suit or proceeding, by reason of the fact that the person is or was a director or officer of the Company or is or was serving at the request of the Company as an employee or agent shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred in connection therewith.

         The right to indemnification includes the right to be paid by the Company the expenses incurred in defending any proceeding for which the right to indemnification is applicable in advance of its final disposition.

         The rights to indemnification and to the advancement of expenses conferred by the By-laws shall not be exclusive of any other right which any person may have or acquire under any statute, the Company's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of the By-laws with respect to the indemnification and advancement of expenses of directors and officers of the Company.


         Item 7. Exemption from Registration Claimed.

                 Not applicable.

         Item 8. Exhibits

(4)(a)           Second Restated Certificate of Incorporation of Sudbury, Inc.
                 (Incorporated herein by reference is Exhibit (3)(b) to the Company's Form 10-K for the fiscal year ended May 31, 1993. File No. 1-10023).

(4)(b) By-laws of Sudbury, Inc. (Incorporated herein by reference is Exhibit (3)(a) of the Company's Form 10-K for the fiscal year ended May 31, 1993. File No. 1-10023).

(4)(c)           Sudbury, Inc. 1995 Stock Option Plan.

(5)              Opinion of Benesch, Friedlander, Coplan & Aronoff.

(23)(a) Consent of Benesch, Friedlander, Coplan & Aronoff (contained in Exhibit (5).

(23)(b)          Consent of Ernst & Young LLP.

(24)             Powers of Attorney.

         Item 9.        Undertakings

                 The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"),
                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that sub- items (i) and (ii) in paragraph (1) do not apply because the Registration Statement is on Form S-8 and as long as the information required to be included in a post-effective amendment by sub-items (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
                 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pepper Pike, State of Ohio, on the 8th day of November, 1995.

                                                SUDBURY, INC.
                                                (Registrant)

                                        By: /s/Jacques R. Sardas
                                        Jacques R. Sardas
                                        Chairman and
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities, as of November 8, 1995.

         Signature                         Title
         ---------                         -----
/s/ Jacques R. Sardas             Chairman of the Board, President, Chief Executive
---------------------             Officer (Principal Executive Officer) and Director
Jacques R. Sardas


/s/ Mark E. Brody                 Vice President and Chief Financial Officer
-----------------                 (Principal Financial Officer and Principal Accounting Officer)
Mark E. Brody

/s/ Cloyd J. Abruzzo*             Director
---------------------
Cloyd J. Abruzzo

/s/Jerry A. Cooper*               Director
-------------------
Jerry A. Cooper

/s/Preston Heller, Jr.*           Director
-----------------------
Preston Heller, Jr.

/s/James A. Karman*               Director
-------------------
James A. Karman

/s/David A. Preiser*              Director
--------------------
David A. Preiser

/s/ Thomas F. Slater*             Director
---------------------
Thomas F. Slater

*By: /s/Mary C. Farrar
    ------------------
Attorney-in-fact

November 8, 1995

                                SUDBURY, INC.
                                   FORM S-8
                                EXHIBIT INDEX
                                -------------

EXHIBIT NUMBER                                                                      SEQUENTIAL
--------------                                                                      ----------
                                                                                     PAGE NO.
                                                                                     --------
(4)(a)           Second Restated Certificate of Incorporation of                      *
                 Sudbury, Inc. (Incorporated herein by reference
                 is Exhibit (3)(b) to the Company's Form 10-K
                 for the fiscal year ended May 31, 1995,
                 File No. 1-10023).

(4)(b)           By-laws of Sudbury, Inc. (Incorporated herein by                     *
                 reference is Exhibit (3)(a) of the Company's
                 Form 10-K for the fiscal year ended May 31, 1995).

(4)(c)           Sudbury, Inc. 1995 Stock Option Plan.

(5)              Opinion of Benesch, Friedlander, Coplan & Aronoff.

(23)(a)          Consent of Benesch, Friedlander, Coplan & Aronoff
                 (contained in Exhibit (5).

(23)(b)          Consent of Ernst & Young LLP.

(24)             Powers of Attorney.





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